                                  Exhibit 99.2

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information for GSI Commerce, Inc. ("GSI") consists of the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 30, 2002 and the fiscal year ended December 29, 2001.

     The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 30, 2002 and for the fiscal year ended December 29, 2001 give effect to the Ashford merger as if it had taken place on December 31, 2000.

     The Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 30, 2002 combines GSI's historical results of operations for the three months ended March 30, 2002 with Ashford's unaudited historical results of operations for the period January 1, 2002 through March 13, 2002. The Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended December 29, 2001 combines GSI's historical results of operations for the fiscal year ended December 29, 2001 with Ashford's unaudited historical results of operations for the twelve months ended December 31, 2001. The results of operations of Ashford for the three months ended March 31, 2001 have been included in the results of operations for the twelve months ended December 31, 2001, and included net revenues of $14.3 million, gross profits of $843,000, a loss from continuing operations of $17.0 million and a related loss from continuing operations per share of $0.37.

     The Ashford merger has been accounted for under Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", using the purchase method of accounting.

     The pro forma financial information has been prepared on the basis of assumptions described in the notes, and includes assumptions relating to the allocation of the purchase price to the assets acquired and liabilities assumed based upon estimates of their respective fair values. GSI is in the process of obtaining third-party valuations and additional information for certain of these assets and liabilities. The allocation of the purchase price for the acquisition is subject to refinement pending receipt of the valuations and additional information.

     The pro forma financial information should be read in conjunction with the related notes included in this document and the historical consolidated financial statements and the related notes thereto of GSI filed with the Securities and Exchange Commission, and the historical consolidated financial statements and the related notes thereto of Ashford included elsewhere in this current report on Form 8-K/A.

     The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the merger had taken place on the dates indicated, nor is it necessarily indicative of future operating results or financial position of GSI following the merger.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)


                                                                         Three Months  Period from
                                                                             Ended     January 1 to
                                                                           March 30,    March 13,
                                                                             2002         2002
                                                                         ------------- ------------
                                                                             GSI       Ashford.com,    Pro forma     Pro forma
                                                                        Commerce, Inc.     Inc.       Adjustments    Combined
                                                                        -------------- ------------  -------------  -----------
Net revenues                                                             $     31,925  $     6,457    $             $  38,382
Cost of revenues                                                               20,355        5,625                     25,980
                                                                         ------------  -----------    --------      ---------
     Gross profit                                                              11,570          832                     12,402
Operating expenses:
     Sales and marketing, exclusive of $252, $110, $0, and $362 reported
          below as stock-based compensation, respectively                       9,192        1,304 (a)                 10,496
     Product development, exclusive of $74, $0, $0 and $74 reported
          below as stock-based compensation, respectively                       2,336          750                      3,086
     General and administrative, exclusive of $206, $132, $0 and $338
          reported below as stock-based compensation, respectively              3,302        3,864 (b)                  7,166
     Stock-based compensation                                                     532          242 (c)                    774
     Depreciation and amortization                                              1,835           --         253 (2)      2,088
                                                                         ------------  -----------    --------      ---------
          Total operating expenses                                             17,197        6,160         253         23,610
Interest (income) expense, net                                                   (322)          41         (23)(3)       (304)
                                                                         ------------  -----------    --------      ---------
Loss from continuing operations                                          $     (5,305) $    (5,369)   $   (230)     $ (10,904)
                                                                         ============  ===========    ========      =========


Loss from continuing operations per share - basic and diluted            $      (0.14) $     (0.10)                 $   (0.28)
                                                                         ============  ===========                  =========

Weighted average shares outstanding - basic and diluted                        38,050       55,045     (54,691)        38,404
                                                                         ============  ===========    ========      =========

(a) Ashford's historical sales and marketing expense includes $110,000 of non-cash amortization which has been reclassified to stock-based compensation expense to be consistent with GSI's financial statement presentation.

(b) Ashford's historical general and administrative expense includes $132,000 of non-cash amortization which has been reclassified to stock-based compensation expense to be consistent with GSI's financial statement presentation.

(c) $242,000 of non-cash amortization (the sum of (a) and (b) above) has been reclassified to Ashford's stock-based compensation expense to be consistent with GSI's financial statement presentation.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     (in thousands, except per share data)

                                                                            Fiscal Year   Twelve Month
                                                                                Ended       Ended
                                                                             December 29, December 31,
                                                                                2001         2001
                                                                            ------------- ------------
                                                                                GSI       Ashford.com,    Pro forma     Pro forma
                                                                           Commerce, Inc.     Inc.       Adjustments    Combined
                                                                           -------------- ------------  -------------  -----------
Net revenues                                                                   $ 102,610  $    49,664    $             $  152,274
Cost of revenues                                                                  67,586       40,704                     108,290
                                                                               ---------  -----------    ------------    --------
     Gross profit                                                                 35,024        8,960                      43,984
Operating expenses:
     Sales and marketing, exclusive of $847, $705, $0, and $1,552 reported
          below as stock-based compensation, respectively                         32,390       11,370 (a)                  43,760
     Product development, exclusive of $461, $0, $0 and $461 reported
          below as stock-based compensation, respectively                          8,590        2,731                      11,321
     General and administrative, exclusive of $8,974, $608, $0 and $9,582
          reported below as stock-based compensation, respectively                10,638       18,575 (b)                  29,213
     Restructuring charge                                                              -        1,071                       1,071
     Impairment loss                                                                   -        1,094                       1,094
     Settlement loss                                                                   -        2,297                       2,297
     Loss on sale of assets                                                            -          620                         620
     Stock-based compensation                                                     10,282        1,131 (d)                  11,413
     Depreciation and amortization, exclusive of $0, ($182), $0 and ($182)
          reported above as stock-based compensation, respectively                 6,662       20,271 (c)         313 (2)  27,246
                                                                               ---------  -----------    ------------    --------
          Total operating expenses                                                68,562       59,160             313     128,035
                                                                               ---------  -----------    ------------    --------
Other (income) expense:
     Other, net                                                                     (502)           -                        (502)
     Interest (income) expense, net                                               (2,441)         173            (122)(3)  (2,390)
                                                                               ---------  -----------    ------------    --------
          Total other (income) expense                                            (2,943)         173            (122)     (2,892)
                                                                               ---------  -----------    ------------    --------
Loss from continuing operations                                                $ (30,595) $   (50,373)   $       (191)   $(81,159)
                                                                               =========  ===========    ============    ========


Loss from continuing operations per share - basic and diluted                  $   (0.90) $     (0.97)                   $  (2.35)
                                                                               =========  ===========                    ========

Weighted average shares outstanding - basic and diluted                           34,033       52,009         (51,574)     34,468
                                                                               =========  ===========   =============    ========


(a) Ashford's historical sales and marketing expense includes $705,000 of non-cash amortization which has been reclassified to stock-based compensation expense to be consistent with GSI's financial statement presentation.

(b) Ashford's historical general and administrative expense includes $608,000 of non-cash amortization which has been reclassified to stock-based compensation expense to be consistent with GSI's financial statement presentation.

(c) Ashford's historical depreciation and amortization expense includes ($182,000) of non-cash amortization which has been reclassified to stock-based compensation expense to be consistent with GSI's financial statement presentation.

(d) $1.1 million of non-cash amortization (the sum of (a), (b) and (c) above) has been reclassified to Ashford's stock-based compensation expense to be consistent with GSI's financial statement presentation.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The pro forma financial information gives effect to the following pro forma adjustments:

1.   In accordance with the Ashford merger agreement:

     The Ashford merger has been accounted for under SFAS No. 141 as a purchase. The purchase price of $15.7 million is based on cash consideration of $7.2 million and the issuance of 435,083 shares of GSI common stock with a value of $16.00 per share, which is the average closing price of GSI common stock for the period from September 6 to 18, 2001, plus acquisition related expenses of approximately $1.6 million.

     The number of shares of GSI common stock issued is based on the exchange ratio of 0.0076 and 57,247,813 shares of Ashford common stock outstanding as of March 14, 2002.

     GSI has not assumed any Ashford stock options or warrants for purposes of these pro forma statements. The value of these stock options and warrants are therefore not included as part of the purchase price.

     The pro forma financial information has been prepared on the basis of assumptions described in these notes, and include assumptions relating to the allocation of the purchase price to the assets acquired and the liabilities assumed based upon estimates of their respective fair values. GSI is in the process of obtaining third-party valuations and additional information for certain of these assets and liabilities. The allocation of the purchase price for the acquisition is subject to refinement pending receipt of the valuations and additional information.

     Tangible assets of Ashford acquired in the merger principally include inventory and accounts receivable. Liabilities of Ashford assumed in the merger principally include accrued expenses and the amount outstanding under a revolving credit facility.

     The pro forma financial information does not reflect cost savings that may result from the elimination of duplicate functions, expenditures, and activities. Although GSI's management expects that cost savings will result from the merger, there can be no assurance that cost savings will be achieved.

2. The pro forma adjustment increases Ashford's depreciation expense based on the adjustment of Ashford's property and equipment to fair value.

3. The pro forma adjustment eliminates Ashford's amortization of loan acquisition costs based on the adjustment of Ashford's other assets to fair value.